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                              FORM OF TAX OPINION                    Exhibit 8.1
                              -------------------



                                  May  , 2001


Board of Directors
Havas Advertising
84, rue de Villiers
92683 Levallois-Perret Cedex
France

Board of Directors
Snyder Communications, Inc.
6903 Rockledge Drive
15/th/ Floor
Bethesda, Maryland  20817

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with the proposed merger of HAS Acquisition Corp. II ("Merger Subsidiary"), a Delaware corporation and a direct, wholly owned subsidiary of Havas Advertising ("Parent"), a societe anonyme organized under the laws of the French Republic, with and into Snyder Communications, Inc. (the "Company"), a Delaware corporation, with the separate corporate existence of Merger Subsidiary ceasing and the Company continuing as the surviving corporation (the "Merger"). The Merger will be consummated pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of February 5, 2001, by and among Parent, Merger Subsidiary and the Company.

          In connection with the preparation of this opinion, we have examined and with your consent relied upon (without any independent investigation or review thereof) the following documents (including all exhibits and schedules thereto): (1) the Agreement; (2) the Registration Statement on Form F-4 filed with the Securities and Exchange Commission (the "Registration Statement") and/or the Proxy Statement/Prospectus of Parent and the Company; (3) representations and certifications made to us by Parent; (4) representations and certifications made to
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Havas Advertising
Snyder Communications
May  , 2001
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us by the Company; and (5) such other instruments and documents related to the formation, organization and operation of Parent, Merger Subsidiary and the Company or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate./1//


                           The Proposed Transaction
                           ------------------------

          Based solely upon our review of the documents set forth above, and upon such information as Parent, Merger Subsidiary and the Company have provided to us (which we have not attempted to verify in any respect), and in reliance upon such documents and information, we understand that the proposed transaction and the relevant facts with respect thereto are as follows:

          Parent is a global advertising and communications company. Merger Subsidiary was organized solely for the purpose of accomplishing the merger described below. The Company is a leading international provider of direct marketing, advertising and communications services and Internet professional services. The Company's business is divided into two groups: (1) "SNC," which consists of the Company's direct marketing, advertising and communications business, and (2) "circle.com," which conducts the Company's Internet professional services business.

          The Company has two classes of common stock: (1) SNC Common Stock, all of which was acquired by Parent on September 27, 2000, pursuant to a merger in which holders of SNC Common Stock exchanged their shares for Parent ADSs (American Depositary Shares) in a transaction intended to qualify as a reorganization under Cection 368(a) of the Code (the "SNC Merger"), and (2) circle.com Common Stock. The circle.com Common Stock is intended to reflect the separate performance of the Company's circle.com business and the SNC Common Stock is intended to reflect the separate performance of the Company's remaining businesses. Holders of circle.com Common Stock did not participate in the SNC Merger and the circle.com Common Stock continued to be outstanding after the SNC Merger. It was a condition to the SNC Merger that the SNC Common Stock


__________________________
/1// All capitalized terms used herein and not otherwise defined shall have the same meaning as they have in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").
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Havas Advertising
Snyder Communications
May  , 2001
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represent "control" of the Company within the meaning of Section 368(c) of the
Code at the effective time of the SNC Merger.

          For the reasons set forth in the Registration Statement, it is proposed that pursuant to the Agreement and the laws of the State of Delaware, Merger Subsidiary merge with and into the Company. Merger Subsidiary's separate corporate existence will cease and the Company will be the surviving corporation (the "Surviving Corporation"). As the Surviving Corporation, the Company will succeed to all of the assets and liabilities of Merger Subsidiary under Delaware corporate law.

          By virtue of the Merger, each share of circle.com Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of circle.com Common Stock to be cancelled pursuant to Section 2.01(c) of the Agreement) will be converted into the right to receive a number of Parent ADSs equal to the Exchange Ratio. Each share of SNC Common Stock issued and outstanding immediately prior to the Effective Time will be canceled immediately prior to the conversion.

          Fractional shares of Parent ADS will not be issued in the Merger. Rather, a holder of circle.com Common Stock entitled to receive a fractional Parent ADS will be entitled to receive an amount of cash (rounded down to the nearest whole cent), without interest thereon, equal to the product of (i) such fraction multiplied by (ii) the Average Parent Trading Price in U.S. Dollars. Under Delaware General Corporation Law, no appraisal rights will be available to holders of either SNC Common Stock or circle.com Common Stock in connection with the Merger.

                        Assumptions and Representations
                        -------------------------------

          In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

          1.  All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion, all copies are accurate and all signatures are genuine.
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Snyder Communications
May  , 2001
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          2.  All representations made in the exhibits hereto are true, correct, and complete in all material respects. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

          3. The Merger will be consummated in accordance with the Agreement and as described in the Proxy Statement/Prospectus (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof).

                   Opinion - Federal Income Tax Consequences
                   -----------------------------------------

          Based upon and subject to the assumptions and qualifications set forth herein, we have reviewed the discussion and opinion included in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences of the Merger" and hereby confirm our opinion as set forth therein.

          In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

          1. This opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Parent has not requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

          2. This letter addresses only the specific tax opinions set forth above. This letter does not address any other federal, state, local or foreign tax
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Snyder Communications
May  , 2001
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consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

          3. We express no opinion regarding, among other things, the tax consequences of the Merger (including the opinion set forth above) as applied to specific stockholders of the Company that may be relevant to particular classes of the Company shareholders, such as dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

          4. Our opinion set forth herein is based upon the description of the contemplated transactions as set forth above in the section captioned "The Proposed Transaction," the Agreement and the Registration Statement. If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to any transaction other than those set forth in the section captioned "The Proposed Transaction," the Agreement and the Registration Statement or to any transaction whatsoever, including the Merger, if all the transactions described in the section captioned "The Proposed Transaction," the Agreement and the Registration Statement are not consummated in accordance with the terms of the section captioned "The Proposed Transaction," the Agreement and the Registration Statement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          This opinion letter has been provided for your use in connection with the Registration Statement. We hereby consent to the use of the opinion letter as an exhibit to the Registration Statement and to the use of our name in the Material U.S. Federal Income Tax Consequences of the Merger section of the Registration Statement. In giving the consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Sincerely yours,



                                    HOGAN & HARTSON L.L.P.